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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 1996

                  PRUDENTIAL-BACHE TAX CREDIT PROPERTIES L.P.
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             (Exact name of Registrant as specified in its charter)

Delaware                                       0-20638             13-3519080
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(State or other jurisdiction of             (Commission       (I.R.S. Employer
incorporation or organization)              File Number)    Identification  No.)

One Seaport Plaza, New York, New York 10292-0116
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 214-1016

                                      N/A
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         (Former name or former address, if changed since last report)

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Item 5. Other Events.

   On December 19, 1996, Prudential-Bache Properties, Inc. (``PBP''), the general partner of the Registrant, and Related Capital Company (``RCC'') entered into an agreement for the purchase by RCC or its affiliates of PBP's general partner interests in the Registrant and certain other associated interests. The agreement is subject to numerous conditions including the settlement of the class action litigation (In re Prudential Securities Inc. Limited Partnership Litigation, MDL No. 1005) (the ``Class Action'') against affiliates of RCC and the approval of the sale and withdrawal of PBP as the sole general partner of the Registrant by the court overseeing the Class Action. Following consummation of the transaction, RCC or its affiliate will become the general partner of the Registrant.

   On December 31, 1996, the court overseeing the Class Action issued a preliminary approval order with respect to the settlement of the Class Action, which provides, in part, that pending final approval of the settlement of the Class Action, class members (including the limited partners of the Registrant) be prohibited from, among other things, transferring their partnership interests unless the transferee agrees to be bound by the terms of the settlement of the Class Action.

   There can be no assurance that the conditions to the closing of the proposed transaction will be satisfied nor as to the time frame in which a closing may occur.

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Prudential-Bache Tax Credit Properties L.P.
(Registrant)

By: Prudential-Bache Properties, Inc.
    A Delaware corporation, General Partner
     By: /s/ Thomas F. Lynch, III                 Date: January 10, 1997
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     Thomas F. Lynch, III
     President

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